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                                                                       EXHIBIT 5

            [AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P. LETTERHEAD]


                               December 12, 2000



Wyndham International, Inc.
1950 Stemmons Freeway
Suite 6001
Dallas, Texas  75207

Ladies and Gentlemen:

     We have acted as counsel to Wyndham International, Inc., a Delaware corporation (the "Company"), in connection with the proposed registration of 3,400,000 shares of the Company's Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), as described in a registration statement on Form S-8 relating to the Class A Common Stock to be issued under the Company's 1997 Incentive Plan, as amended and restated as of June 29, 1999 (the "Plan"), which registration statement is to be filed with the Securities and Exchange Commission (the "Registration Statement").

     We have, as counsel, examined such corporate records, certificates and other documents and reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinions listed below. In rendering such opinions, we have assumed the genuineness of all signatures and the authenticity of all documents examined by us. As to various questions of fact material to such opinions, we have relied upon representations of the Company.

     Based upon such examination and representations, we advise you that, in our opinion:
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     A.  The shares of Class A Common Stock to be issued under the Plan that are to be registered pursuant to the Registration Statement have been duly and validly authorized by the Company.

     B. The shares of Class A Common Stock to be issued under the Plan that are to be registered pursuant to the Registration Statement, when issued and delivered in accordance with the Plan, will be validly issued, fully paid and non-assessable.

     We consent to the reference to this firm in the Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement.


                            Sincerely,

                            /s/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

                            Akin, Gump, Strauss, Hauer & Feld, L.L.P.